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                                                               Exhibit No. 14(b)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Experts" in the Combined Proxy Statement and Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated September 22, 2000 with respect to PACE Global Fixed Income Investments in this Registration Statement on Form N-14 of PaineWebber PACE Select Advisors Trust.

                                                      /s/ ERNST & YOUNG LLP
                                                      ERNST & YOUNG LLP
New York, New York
November 20, 2000